Exhibit 99.2

Schedule I
Reconciliation of Cleco Midstream and Perryville Non-GAAP Earnings Data to Their Most
 Comparable Financial Measure Calculated and Presented in Accordance with GAAP

	Comparison of Diluted Earnings per Share
	For the Three Months ended Sep. 30,

	2006	2005	Variance
Cleco Midstream earnings from continuing operations	$0.07	$2.35	($2.28)
Less: Perryville reconsolidation	--	($2.09)	($2.09)
Cleco Midstream earnings (loss) from continuing operations (excluding Perryville)	$0.07	$0.26	($0.19)

Perryville Energy Partners, L.L.C.	--	$2.09	($2.09)
Less: Perryville reconsolidation	--	($2.09)	$2.09
Perryville Energy Partners, L.L.C. earnings (excluding Perryville)	--	--	--

	Comparison of Diluted Earnings per Share
	For the 9 Months ended Sep. 30,

	2006	2005	Variance
Cleco Midstream earnings from continuing operations	$0.11	$2.49	($2.38)
Less: Perryville reconsolidation	--	($2.11)	$2.11
Cleco Midstream earnings from continuing operations (excluding Perryville)	$0.11	$0.38	($0.27)

Perryville Energy Partners, L.L.C.	$0.02	$2.11	($2.09)
Less: Perryville reconsolidation	--	($2.11)	$2.11
Perryville Energy Partners, L.L.C. earnings (excluding Perryville)	$0.02	--	$0.02